UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

LAMBENT SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-172842	33-1219888
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

720 North 3rd St, Suite 301

Wilmington, NC 28401

(Address of principal executive office)

(910) 251-6160

(Registrant's telephone number, including area code)

Juldyz district 18, Suite 350, Almaty, Kazakhstan 050049

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2012, Lambent Solutions Corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Irina Dondikova, the former sole director and officer of the Company (the “Seller”), and Charles Schoninger (the “Purchaser”), under which the Purchaser purchased 4,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), for an aggregate purchase price of $126,000, payable in full to the Seller. The Shares represent all of the Seller’s interest in and to any securities of the Company, and make up 81.227% of the issued and outstanding shares of common stock of the Company. The SPA closed on July 25, 2012.

All funds for the purchase of the Shares were provided from the Purchaser’s personal funds.

There is no family relationship or other relationship between the Seller and Purchaser and there are no arrangements or understanding among the members of the former or new control group with respect to election of directors or other matters. This was a private transaction between Seller and Purchaser and no new shares of the Registrant were sold or issued.

Item 5.01	Changes in Control of Registrant

The information required by this Item 5.01 is incorporated herein by reference to Item 1.01, Entry into a Material Definitive Agreement and Item 5.02, Departure of Directors or Certain Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the SPA, on July 25, 2012, Irina Dondikova resigned from her positions as sole director and President, Chief Executive Officer, and Chief Financial Officer of the Company, effective upon the appointment of a successor to these positions.

On July 25, 2012, the Board of Directors of the Company accepted Ms. Dondikova’s resignation and appointed Charles Schoninger as the President, Chief Executive Officer, Chief Financial Officer and sole director effective immediately.

Charles Schoninger, age 43, is the Founder of USA InvestCo, LLC, a real estate development firm headquartered in Wilmington, North Carolina. He has over 20 years of commercial real estate experience in site selection, research and analysis, planning, zoning, development, acquisition, repurposing, renovating, and managing mezzanine debt funds. Mr. Schoninger has built more than 30 projects totaling in excess of 1 million square feet with costs of $250 million in Colorado, Florida, Oklahoma, California, Texas, and North Carolina. Prior to his founding of USA InvestCo, Mr. Schoninger founded and operated Zephyr Development in Colorado Springs, Colorado, which focused on the acquisition, entitlement, development and sale of mixed-use real estate projects. Under Mr. Schoninger’s leadership, Zephyr Development created over 12,000 single family lots as a conduit developer. Mr. Schoninger received his bachelor’s degree from the University of Colorado Boulder.

No transactions occurred in the last two years to which the Company was a party in which Mr. Schoninger had or is to have a direct or indirect material interest.

Item 8.01	Other Events

Effective July 25, 2012, the Company’s executive office is located at 720 North 3rd St, Suite 301, Wilmington, NC 28401. The phone number is (910) 251-6160.

Item 9.01	Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Stock Purchase Agreement dated July 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMBENT SOLUTIONS CORP.

Date: July 31, 2012	By:	/s/ Charles Schoninger
Charles Schoninger
Chief Executive Officer